Exhibit (e)(2)

                                                            Dated: April 4, 2002




                                EXHIBIT A TO THE
                             DISTRIBUTION AGREEMENT
                                     BETWEEN
                  NATIONAL INVESTORS CASH MANAGEMENT FUND, INC.
                                       AND
                             FUNDS DISTRIBUTOR, INC.


Series of Funds

NATIONAL INVESTORS CASH MANAGEMENT FUND, INC.
Money Market Portfolio
U.S. Government Portfolio
Municipal Portfolio
Money Market Plus Portfolio




                                   NATIONAL INVESTORS CASH MANAGEMENT FUND, INC.


                                   By:      /s/ George A. Rio
                                            --------------------------


                                   FUNDS DISTRIBUTOR, INC.


                                   By:      /s/ Richard F. Froio
                                            ---------------------------